UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022

CS Disco, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40624	46-4254444
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3700 N. Capital of Texas Hwy.
Suite 150
Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 653-4726

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.005 par value per share	LAW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 20, 2022, CS Disco, Inc. (the “Company”) approved a nonstatutory stock option grant to Kiwi Camara, the Company’s co-founder and Chief Executive Officer, of a ten-year CEO performance award (the “CEO Performance Award”). The CEO Performance Award was approved by the independent members of the Company’s Board of Directors (the “Board”) at a meeting of the Board (from which Mr. Camara recused himself), based upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”). The vesting and exercisability of the CEO Performance Award is tied solely to achieving pre-established, rigorous stock price milestones (each, a “Milestone Price”). The CEO Performance Award will be granted on May 25, 2022 and is subject to stockholder approval at the 2022 annual meeting of the Company’s stockholders (the “2022 Annual Meeting”). If stockholder approval is not obtained, the CEO Performance Award will expire and be of no further force or effect, and the shares of the Company’s common stock subject to such award will not be available for any further equity awards.

For so long as the CEO Performance Award is in effect, the Board will not grant any additional equity awards to Mr. Camara before the expiration of the award.

The CEO Performance Award is a ten-year nonstatutory stock option to purchase an aggregate of 4,366,966 shares of the Company’s common stock, which equaled approximately 7.5% of the Company’s outstanding shares of common stock as of May 16, 2022, that vests in six tranches. Each of the six tranches vests only if a Milestone Price is met. To meet the first Milestone Price, the Company’s stock price must increase to $150 per share, an increase of 507% over $24.71, the Company’s closing stock price on May 16, 2022. Except in the case of a change in control of the Company, the next five tranches will only vest if the Company achieves higher per share stock prices that increase in $150 increments—up to a final stock price of $900 per share.

Each of the six vesting tranches of the CEO Performance Award vest upon certification by the Compensation Committee that the Milestone Price for such tranche has been achieved on or before expiration of the CEO Performance Award on May 24, 2032. For each Milestone Price achieved, Mr. Camara will vest and earn the right to exercise the CEO Performance Award for a specified number of shares of the Company’s common stock, as follows:

Tranche	Milestone Price (per share)	Shares Eligible to Vest Upon Achievement of Applicable Milestone Price
1	$150	291,131
2	$300	436,697
3	$450	727,827
4	$600	970,437
5	$750	970,437
6	$900	970,437

If none of the six Milestone Prices is achieved, none of the shares subject to the CEO Performance Award will vest or be exercisable. In order for a Milestone Price to be considered achieved, the volume-weighted average closing price of the Company’s common stock must be equal to or greater than such Milestone Price during any 90-calendar day period during the performance period. In addition, for vesting to occur when the milestones are met, Mr. Camara must generally remain as the Company’s Chief Executive Officer, Executive Chairman and/or any other position approved by the Board through the date that the Milestone Price is achieved (except as otherwise provided).

If the Milestone Price applicable to any tranche is achieved prior to the second anniversary of the grant date, such tranche will vest in equal installments on the same day of each month as the grant date between the applicable Milestone Price achievement date for such tranche and the second anniversary of the grant date, subject to Mr. Camara’s continued services through the applicable vesting date.

The exercise price per share subject to the CEO Performance Award will be the greater of (1) $32 per share, which was the per share initial public offering price of the Company’s common stock and (2) the closing sales price of the Company’s common stock on May 25, 2022, the grant date of the CEO Performance Award.

The effectiveness of the CEO Performance Award is subject to approval by the Company’s stockholders. The Company expects to solicit approval of the CEO Performance Award by the Company’s stockholders at the Company’s upcoming 2022 Annual Meeting expected to be held on July 12, 2022.

The grant of the CEO Performance Award is subject to approval at the 2022 Annual Meeting by: (a) a majority of the voting power of the votes cast and (b) a majority of the voting power of the votes cast, excluding any shares directly or indirectly owned by Mr. Camara.

Other Information

The Company plans to file with the Securities and Exchange Commission (the “SEC”), and furnish to its stockholders, a proxy statement in connection with the CEO Performance Award (the “Proxy Statement”) to be voted upon at the 2022 Annual Meeting. The Proxy Statement will contain important information about the CEO Performance Award and related matters. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE CEO PERFORMANCE AWARD. Stockholders will be able to obtain free copies of these documents and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain free copies of these documents from the Company by contacting the Company by e-mail at proxy@csdisco.com, or by going to the Company’s Investor Relations page on its website at ir.csdisco.com.

Participants in the Solicitation

The directors and executive officers of the Company may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the CEO Performance Award. Information regarding the interests of participants in the solicitation of proxies in respect to the 2022 Annual Meeting will be included in the Proxy Statement.

We have retained Alliance Advisors, LLC (“Alliance”) to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, banks, broker-dealers and other, similar organizations representing beneficial owners of our common stock. In connection with its services, we have agreed to pay Alliance a customary fee of approximately $25,000 plus out-of-pocket expenses.

Forward-Looking Statements

Certain statements in this report, including statements regarding future development plans, are forward-looking statements that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations. Various important factors could cause actual results to differ materially, including the risks identified in our SEC filings. The Company disclaims any obligation to update any forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CS DISCO, INC.

By:	/s/ Michael Lafair
Michael Lafair Chief Financial Officer

Dated: May 20, 2022